QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23(c)

Consent of Independent Certified Public Accountants

        We consent to the incorporation by reference in the Registration Statements (Form S-3/A No. 333-64178, Form S-4/A No. 333-66480, Form S-8 No. 333-46386, Form S-8 No. 333-46388 and Form S-8 No. 333-93911) of Magellan Health Services, Inc. of our report dated February 22, 2002, with respect to the financial statements of Choice Behavioral Health Partnership included in this Form 10-K/A for the year ended December 31, 2001.

                      /s/ Ernst & Young LLP

Jacksonville, Florida
January 22, 2003

QuickLinks

  Exhibit 23(c)